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                                                                   Exhibit 24(a)

                                  CERTIFICATE

     I, Martin S. Wagner, Secretary of Xerox Credit Corporation, a Delaware corporation (the "Company"), DO HEREBY CERTIFY that Exhibit A is a true and correct copy of a resolution duly adopted by a unanimous written consent of the Board of Directors of the Company dated as of June 12, 1996, and that such resolution has not been modified, rescinded or revoked and is at present in full force and effect.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 9th day of April, 1999.

                                        /s/ Martin S. Wagner
                                   ------------------------------
                                            Martin S. Wagner
                                               Secretary



                                                                       Exhibit A


     RESOLVED: That each officer and director of the Company who may be required to execute the Registration Statements or any amendment thereto (whether on behalf of the Company or as an officer or director thereof) be and hereby is authorized to execute a power of attorney appointing E.M. Filter, G.R. Roth and M.S. Wagner, and each of them, as true and lawful attorneys and agents, to execute in his or her name, place and stead (in any such capacity) the Registration Statements and any and all amendments thereto, and any and all documents in connection therewith, and to file the same, in electronic or paper form, with the SEC, each of said attorneys and agents to have power to act with or without the other and to have the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director could do in person.